SUBLEASE AGREEMENT

         THIS SUBLEASE is made in San Francisco, California by and between American Scooter and Cycle Rental, Inc., a California corporation ("Sublessor") and ZAP WORLD.com, a California corporation ("Sublessee" or "ZAP").

         1. Agreement. Sublessor does hereby sublease to Sublessee, and Sublessee does hereby sublease from Sublessor, a portion of the premises located at 2715 Hyde Street in San Francisco, California, (hereinafter referred to as the "Premises") and as more particularly described in the attached Exhibit A.

         2. Term. The term of this sublease shall be for the unexpired portion of Sublessor's Lease for said Premises (through April 30, 2001) as provided in the Lease between Sublessor and JB&T Properties, LLC, a California limited liability company ("Lessor") dated March 9, 1999, as amended. Said lease ("Master Lease"), as amended, is attached hereto as Exhibit B and incorporated herein by reference.

         3. Rent. Sublessee hereby accepts and subleases the Premises in their present condition and agrees to pay to Sublessor monthly rent for the sublet premises in accordance with the following schedule:

            July 13th through July 31st:  $1.00
            August:  $1.00
            September:  $1.00
            October:  $1.00
            November:  $5,950.00
            December 1, 1999 through April 30, 2001:  $10,500 per month

Such sums shall be paid directly to Sublessor on the first day of each month throughout the term of this sublease.

         4. Late Charge and Interest. If Sublessor has not received any installment of rent within five (5) days after that amount is due, Sublessee will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sublessor. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at the rate of ten percent (10%) per annum.

         5. Security Deposit. Sublessee will deposit with Sublessor on execution of this sublease the sum of Thirteen Thousand Dollars ($13,000) as security for Sublessee's faithful performance of Sublessee's obligations under this Sublease. If Sublessee fails to pay rent or other charges when due, or fails to perform any obligations under this Sublease, Sublessor may use any portion of the security deposit for the payment of any rent or other amount then due and unpaid, for the payment of any other sum for which Sublessor may become obligated because of Sublessee's default or breach, or for any loss sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor uses any portion of the security deposit, Sublessee will, within ten (10) days after written demand by Sublessor, restore the security deposit to the full amount originally deposited. Sublessee's failure to do so will constitute a default under

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this Sublease. Sublessor will not be required to keep the Security Deposit separate from its general accounts, and will have no obligation or liability for payment of interest on the Security Deposit. Within ten (10) days after the Term has expired or Sublessee has vacated the Premises, whichever occurs last, and provided that Sublessee is not then in default under this Sublease, the security deposit, or as much as remains that has not been applied by Sublessor, will be returned to Sublessee. Sublessee shall have the right to apply any portion of the security deposit in payment of the last month's rent.

         6. Subject to Terms of Master Lease. The parties agree that all applicable terms and conditions of the Master Lease referred to in paragraph 2 herein are incorporated into and made a part of this Sublease. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that these obligations are applicable to the Premises. However, the obligation to pay rent and operating costs to Master Landlord under the Master Lease will be considered performed by Sublessee to the extent and in the amount rent and operating costs are paid to Sublessor in accordance with
Section 3 of this Sublease. Sublessee will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor will exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Sublessee.

         7. Use of Premises. The Premises will be used and occupied only as a ZAP administrative office, a showroom and retail outlet for ZAP products and a facility for the rental and maintenance of bicycles and ZAP products and for no other use or purpose, except as agreed to in writing by the parties.

         IN WITNESS WHEREOF, the parties have executed this agreement on the dates indicated below:

Dated:  July ___, 1999              Dated:  July ___, 1999

ZAPWORLD.com                        American Scooter and Cycle Rental, Inc.
Sublessee                           Sublessor



By:  /s/ Gary Starr                 By:  /s/ Jeff Sears
    ----------------------              --------------------------
    Gary Starr, President               Jeff Sears, President

                                CONSENT OF LESSOR

         The undersigned limited liability company hereby consents to and approves the terms of the foregoing sublease between American Scooter and Cycle Rental, Inc. and ZAP WORLD.com.

Dated:  July ___, 1999                          JB&T Properties, LLC, Lessor



                                                By:    /s/ Signature
                                                    ---------------------------

                              ADDENDUM TO SUBLEASE


         This Addendum to Sublease is made in San Francisco, California by and between American Scooter and Cycle Rental, Inc., a California corporation ("Sublessor") and ZAPWORLD.com, a California corporation ("Sublessee"). This agreement is intended to modify the monthly rental provisions of paragraph 3 of the existing sublease between the parties for the premises located at 2715 Hyde Street in San Francisco, California.

         1. The parties agree that Sublessee shall pay monthly rent to Sublessor at the rate of $12,000 per month effective January 1, 2000.

         2. All other terms and provisions of the Sublease shall remain the same.


         IN WITNESS WHEREOF, the parties have executed this agreement on the dates indicated below:


Dated:  March ____, 2000              Dated:  April 4, 2000

ZAPWORLD.com                          American Scotter and Cycle Rental, Inc.
Sublessee                             Sublessor

By    /s/ Gary Starr                  By      /s/ Jeff Sears
    ------------------------              ---------------------------
    Gary Starr, CEO                       Jeff Sears, CEO